Exhibit 10.2

For the attention of The Directors

Lakeland Industries Ltd

Jet Park 2 Industrial Estate

Units 9-10

244 Main Road

Newport

HU15 2RP

19th December 2013

VB/1675788

Dear Sirs

Replacement Schedule – Changes to Facility Limit & Prepayment Percentage

Following our recent discussions, please find enclosed the replacement Schedule to the Agreement for the Purchase of Debts.

Unless you have any questions about the changes we have made you do not need to take any further action.

We are of course happy to answer any questions you may have regarding our documentation but you should not regard this as a substitute for taking your own legal advice.

Yours faithfully

For and on behalf of

HSBC Invoice Finance (UK) Ltd

Jane L Simpson

Invoice Finance Manager

Tel: 08455 858199